EXHIBIT 99.1

PRESS RELEASE

El Dorado Hills, Calif. — June 15, 2004 — The RiceX Company (OTC: RICX), a leading manufacturer of highly nutritious functional food ingredients derived from rice bran, today announced that Terrence Barber has been appointed as the Company’s new Chief Executive Officer, succeeding Daniel L. McPeak, Sr., who retired as the Company’s Chief Executive Officer effective March 31, 2004.

A Harvard MBA and Harvard honors graduate in East Asian Studies and Economics, Terrence Barber brings over twenty years of senior executive experience in international strategic market development. Throughout his career, culminating as an international financier, market strategist, and senior diplomat, he has worked with top public and private sector market leaders throughout Asia, the Americas, Europe, the Middle East, and Africa to open and to expand market share of U.S. products in lucrative markets. Born in Japan, he is fluent in Japanese and conversant in German. Terrence began his international business career as an executive and market strategist for the Bank of California, Wells Fargo Bank, and the Central Agricultural Banks of Europe. As Vice President and Manager of U.S. M&A for the Mitsubishi Bank Group in the late eighties, he spearheaded key U.S.-Japan strategic alliances in food and technology sectors. During the past ten years, he served as Senior Director of Strategic Operations for the U.S. Foreign Agricultural Service, the international agency of USDA, where the U.S. Secretary of Agriculture personally awarded Terrence and his team with the Department’s highest official national honor for excellence. Subsequently, as senior diplomat and Executive Director of U.S. Agricultural Trade Offices in Japan, he worked closely for four years with top public and private decision-makers in the U.S. and Japan food and agribusiness sectors, guiding strategic alliances and marketing programs for over 60 U.S. industry groups funded by USDA. At the conclusion of his U.S. diplomatic tour, he assumed duties as Managing Director of Asia for the California Offices of Trade and Investment based in Tokyo, where he directed offices throughout the Asia Indo-Pacific region, including Japan, China, Taiwan, Hong Kong, Korea, and Singapore, leading trade and investment initiatives covering food, nutraceutical, medical, environmental technology, IT/telecom, media, and hospitality sectors. Prior to joining RiceX, Terrence led a private practice continuing to provide strategic market development services to public and industry leaders in the markets of North Asia, Southeast Asia, Europe, Dubai, and South Africa, focusing on the nexus of food, health, and environmental technologies.

“We are pleased and excited that Terrence Barber has agreed to join The RiceX Company, and feel that his experience and commitment to the functional food market and sustainable economic development will bring a new level of service and expertise to the Company,” said Daniel L. McPeak, Sr., the retiring Chief Executive Officer of the Company and the Chairman of its Board of Directors.

Mr. Barber stated “I am pleased to be part of the RiceX family, and look forward to an era of growth and the opening of new markets for The RiceX Company.”

About The RiceX Company

RiceX manufactures highly nutritious premium functional food ingredients derived from rice bran. Using proprietary technology, RiceX stabilizes rice bran while preserving its all-natural nutrients, enabling the company to offer some of the most nutritious functional food ingredients on the market today.  RiceX is one of the few companies capable of producing rice bran products with the shelf life and nutritional profile required by most commercial users.  A public company, RiceX is traded on the OTC Bulletin Board under the symbol “RICX”.  More information about the company can be found on the Internet at www.ricex.com.

Forward-Looking and Cautionary Statements

This RiceX Company press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other expressions of management’s belief or opinion which reflect its current understanding or belief with respect to such matters. Such statements are subject to certain risks and uncertainties, including known and unknown factors as included in the company’s periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially and adversely from those projected. All of these forward-looking statements are based on estimates and assumptions made by management of the company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such statements. There can be no assurance that the company will not incur new or additional unforeseen costs in connection with the ongoing conduct of its business. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Except as specifically set forth herein, the company undertakes no obligation to update any such forward-looking or other statement.

For more information, please contact:

Todd C. Crow, CFO
916-933-3000
tcrow@ricex.com

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